Exhibit 24.2

Hyundai ABS Funding Corporation
3161 Michelson Drive, Suite 1900
Irvine, California 92612

November 12, 2015

I, Weni C. Gieseking, am Assistant Secretary of Hyundai ABS Funding Corporation (the “Company”) and do certify that the attached resolutions were duly adopted by unanimous written consent of the board of directors of the Company on November 9, 2015, and such resolutions have not been amended, rescinded or otherwise modified.

/s/ Weni C. Gieseking
By: Weni C. Gieseking
Title: Assistant Secretary

I, Sukjin Oh, as Vice President and Treasurer of the Company, certify that Weni C. Gieseking is the duly elected and qualified Assistant Secretary of the Company and that the signature above is her signature.

EXECUTED as of November 12, 2015

/s/ Sukjin Oh
By: Sukjin Oh
Title: Vice President and Treasurer

* * *

Resolved, that Kwansun Ahn, Sukjin Oh and Weni C. Gieseking and any of them acting alone (each, an “Authorized Officer”) are hereby authorized and empowered, for and on behalf of the Company, to prepare, execute and file, or cause to be prepared and filed with the SEC (i) the registration statement on Form SF-3 in an amount to be determined by an Authorized Officer, of asset-backed securities (the “Securities”) and any and all amendments (including, without limitation, post-effective amendments) or supplements thereto, together with the prospectus, all documents required as exhibits to such registration statement or any amendments or supplements and other documents which may be required to be filed with the SEC with respect to the registration of the Securities under the Securities Act of 1933 (such registration statement, the “Registration Statement”) and (ii) any other documents, including without limitation Form 8-Ks, Form 10-Ks, Form 10-Ds or letters or agreements relating to the asset-backed securities issued in connection with the Registration Statement, and to take any and all other action that any such Authorized Officer shall deem necessary or advisable in connection with the foregoing.

Resolved, that the President of the Company shall be deemed to be the “principal executive officer” of the Company pursuant to the instructions to Form SF-3 (the “Instructions”) and the Vice President of the Company shall be deemed to be the “principal financial officer” and “principal accounting officer” of the Company pursuant to the Instructions.

Resolved, that the President of the Company shall be designated to perform the duties associated with the position of “Chief Executive Officer” as described in the Instructions, including to execute the Registration Statement on behalf of the Company.

Resolved, the foregoing resolutions shall not limit the persons who are authorized to execute the Registration Statement and it is hereby provided that each of the members of the board of directors and each of the officers of the Company are authorized, but not required, to sign the Registration Statement and each member of the board of directors and each officer of the Company signing the Registration Statement is authorized to appoint an agent and/or attorney-in-fact to execute future amendments and other documents relating to the Registration Statement.